Exhibit 99.1

Tenet Announces Pricing of its Upsized Private Offering of
Senior Secured Notes to Refinance $1.52 Billion in Outstanding Notes
DALLAS – January 22, 2019 – Tenet Healthcare Corporation (NYSE: THC) established today the pricing of the previously announced private offering of newly issued notes to refinance $1.52 billion of its currently outstanding notes. The offering consists of $1.50 billion aggregate principal amount of senior secured second lien notes due 2027, which will bear interest at a rate of 6.25% per annum, to be issued by Tenet (the “notes”). The size of the offering was increased from the previously announced $750 million aggregate principal amount of notes.
Tenet intends to use a portion of the net proceeds from the sale of the notes, after payment of fees and expenses, to fund the redemption and discharge of all $300 million outstanding aggregate principal amount of its 6.75% Senior Unsecured Notes due February 1, 2020 and all $750 million outstanding aggregate principal amount of its 7.50% Senior Secured Second Lien Notes due January 1, 2022. Tenet intends to use the remainder of the net proceeds from the sale of the notes, together with cash on hand and/or borrowings under its revolving credit agreement, after payment of fees and expenses, to fund the repayment upon maturity and discharge of all $468 million outstanding aggregate principal amount of its 5.50% Senior Unsecured Notes due March 1, 2019.
The notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other state securities laws. As a result, they may not be offered or sold in the United States or to any U.S. persons, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the notes will be offered only to persons reasonably believed to be “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. A confidential offering memorandum for the notes will be made available to such eligible persons. The offering will be conducted in accordance with the terms and subject to the conditions set forth in such offering memorandum.
This news release is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any sale of, these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
About Tenet Healthcare
Tenet Healthcare Corporation is a diversified healthcare services company with 115,000 employees united around a common mission: to help people live happier, healthier lives. Through its subsidiaries, partnerships and joint ventures, including United Surgical Partners International, the company operates general acute care and specialty hospitals, ambulatory surgery centers, urgent care centers and other outpatient facilities. Tenet’s Conifer Health Solutions subsidiary provides technology-enabled performance improvement and health management solutions to hospitals, health systems, integrated delivery networks, physician groups, self-insured organizations and health plans. For more information, please visit www.tenethealth.com.

The terms “THC”, “Tenet Healthcare Corporation”, “the company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

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Investor Contact: Brendan Strong 469-893-6992 investorrelations@tenethealth.com	Media Contact: Lesley Bogdanow 469-893-2640 mediarelations@tenethealth.com

This release contains “forward-looking statements” – that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, uncertainties about the closing of the offering, the expected use of proceeds and the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2017, Form 10-Q for the quarterly period ended September 30, 2018 and other filings with the Securities and Exchange Commission.

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